EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form SB-2 for Huiheng Medical, Inc. of our report, dated April 30, 2007, on the consolidated financial statements of Allied Moral Holdings Limited for the years ending December 31, 2006 and 2005.

Furthermore, we also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/UHY ZTHZ HK CPA LIMITED

Hong Kong
October 26, 2007